As filed with the Securities and Exchange Commission on February 3, 2006

Registration No.  333-125676

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

POST-EFFECTIVE AMENDMENT NO. 1

FILED PURSUANT TO RULE 462(d) TO

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

___________

HONDA AUTO RECEIVABLES TRUSTS
(Issuer with respect to the Securities)

AMERICAN HONDA RECEIVABLES CORP.

(Originator of the Trusts described herein)
(Exact name of registrant as specified in its charter)

California	6189	33-0526079
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

\

______________________________________

20800 Madrona Ave
Torrance, California 90503
(310) 972-2288
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Y. Takahashi
20800 Madrona Ave
Torrance, California 90503
(310) 972-2288
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Reed D. Auerbach, Esq. MCKEE NELSON LLP One Battery Park Plaza, 34th Floor New York, New York 10004

Approximate date of commencement of proposed sale to the public:

From time to time after filing this Post-Effective Amendment No. 1 to Form S-3.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

                                           ________________________________________

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-3 (File No. 333-125676) is filed to amend Item 17 of Part II to include the undertakings required by Item 512(a) of Regulation S-K.

PART II

Item 17. Undertakings

Item 17 of Part II is hereby amended by:

1.

adding a new clause (a)(3) following clause (a)(2):

(3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (a)(3)(i), (a)(3)(ii) and (a)(3)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

provided further, however, that paragraphs (a)(3)(i) and (a)(3)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

 2.

adding a new clause (a)(4) following clause (a)(3):

(4)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to by the undersigned;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

(iv)

Any other communication that is an offer in the offering made by the undersigned to the purchaser.

3.

adding the following clauses after clause (d) therein:

(e)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)  The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on January 31, 2006.

HONDA AUTO RECEIVABLES TRUSTS

BY:

AMERICAN HONDA RECEIVABLES CORP.,

as originator of the Honda Auto Receivables Trusts

By:_/s/ Y. Takahashi_______

Y. Takahashi

President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
_/s/ Y. Takahashi Y. Takahashi	Director and President (Principal Executive Officer)	January 31, 2006
* John I. Weisickle	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2006
* T. Nishikiori	Director and Secretary	January 31, 2006
* Lawrence A. Brose	Director	January 31, 2006
* Alvin G. Hageman	Director	January 31, 2006

*  By:  _/s/ Y. Takahashi_______

              Y. Takahashi

Attorney-in-fact